Exhibit 99.1

News Release

Contact:
Margo Nison
Keane Public Relations
617-241-9200 x1272

Albie Jarvis
Porter Novelli
617-897-8200 x236

Keane Expands SAP Expertise with Acquisition of Fast Track Holdings Limited

BOSTON, July 21, 2004—Keane, Inc. (NYSE: KEA), a leading business and information technology (IT) outsourcing firm, today announced that it has acquired Fast Track Holdings Limited.  Fast Track is a privately held consulting firm based in the United Kingdom that manages the design, integration, and rapid deployment of large-scale SAP implementations.  In exchange for all of Fast Track’s outstanding stock, Keane paid $3 million in cash upfront, with the potential to pay up to an additional $5 million in earn-out consideration over the next 2 years, contingent upon the achievement of certain future financial targets.

This move enhances Keane’s positioning to pursue market opportunities in the ERP implementation and management space by leveraging Fast Track’s team of consultants with specialized SAP skills.  It also introduces new customer relationships for Keane to cross-sell its high value application and business process outsourcing services.  The addition of Fast Track expands Keane’s global operations and provides additional critical mass in the United Kingdom.

“Many industry experts see ongoing application development and maintenance of ERP solutions as leading the next wave of outsourcing services,” said Laurence Shaw, senior vice president, International Operations at Keane. “Fast Track brings Keane proven expertise in SAP environments that we will leverage throughout our global organization.  We see great opportunity to both cross-sell Keane’s portfolio of services to existing Fast Track customers as well as offer SAP services to Keane’s existing customer base.”

Keane Acquires Fast Track/2

Fast Track was established in 1995 and employs approximately 50 people. The company is focused on three principal business sectors: government, pharmaceutical and logistics. Fast Track advances Keane’s SAP implementation and upgrade competencies with its configuration and deployment capabilities.  It is the leading external SAP trainer in the United Kingdom, an accredited SAP Logo Partner, a Team SAP Partner and an ASAP Partner.

Fast Track also brings to Keane an established SAP integration, demonstration, training and support center. This facility provides a realistic environment in which to demonstrate SAP business applications that integrate new technologies with existing software and hardware currently being used within a customer’s IT environment.

About Keane

Keane, Inc. (NYSE: KEA), helps clients to improve their business operations and IT effectiveness by delivering a broad range of business consulting and outsourcing services designed to achieve near-term and sustainable business benefit.  Specifically, Keane focuses on highly synergistic service offerings, including: Application Development & Integration, Application Outsourcing, and Business Process Outsourcing.  Keane believes that business and IT improvements are best realized by streamlining and optimizing business and IT processes, implementing rigorous management disciplines, and fostering a culture of accountability through meaningful performance metrics.  Keane delivers its services through an integrated network of branch offices in North America and the United Kingdom, and via SEI CMM Level 5 evaluated Advanced Development Centers (ADCs) in Canada and India.  Information on Keane is available on the Internet at www.keane.com.

This press release contains a number of forward-looking statements concerning Keane’s current expectations as to future growth.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “projects,” “will,” “would,” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: continued or further downturns in the U.S. economy, the loss of one or more major clients, unanticipated disruptions to Keane’s business, the successful completion of software development or management projects, Keane’s ability to pursue and successfully complete ERP implementation projects, the ability to successfully integrate Fast Track Holdings Limited, the ability to cross-sell products and services to existing customers of Fast Track Holdings Limited and, and other factors detailed under the caption “Certain Factors That May Affect Future Results” in Keane’s Quarterly Report on Form 10-Q for the quarter  ended March 31, 2004, which important factors are incorporated herein by this reference.   Keane disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, including the potential impact of any future acquisitions, mergers, or dispositions it may make.

# # # #